                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056,
333-09709, 33-99672, 333-49895, 333-49903,333-72943, 333-72945, 333-47340 and
333-51874) and on Form S-3 (File Nos. 333-43127, 33-96838, 333-16165, 333-17347,
333-65079 and 333-51356) of Cambridge Technology Partners (Massachusetts), Inc. of our report dated February 5, 2001, except for Note V as to which the date is March 12, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-70114, 33-87710, 33-93054, 33-93056, 333-
09709, 33-99672, 333-49895, 333-49903,333-72943, 333-72945, 333-47340 and 333-
51874) and on Form S-3 (File Nos. 333-43127, 33-96838, 333-16165, 333-17347,
333-65079 and 333-51356) of Cambridge Technology Partners (Massachusetts), Inc. of our report dated February 5, 2001 relating to the financial statements of Cambridge Technology Capital Fund I L.P., which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
March 30, 2001